UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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Form 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 15, 2018

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BMC STOCK HOLDINGS, INC.
(Exact Name Of Registrant As Specified In Its Charter)
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Delaware (State or other jurisdiction of incorporation)	1-36050 (Commission File Number)	26-4687975 (IRS Employer Identification No.)

Two Lakeside Commons 980 Hammond Drive, NE, Suite 500 Atlanta, GA 30328 (Address Of Principal Executive Offices) (Zip Code)

(678) 222-1219 (Registrant’s Telephone Number, Including Area Code)

Not Applicable Former Name or Former Address, if Changed Since Last Report
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2018, Lisa Hamblet’s title was changed effective immediately from Executive Vice President of eBusiness and Pro Remodeler Segment to Executive Vice President of Strategy (PMO), Marketing and eCommerce of BMC Stock Holdings, Inc. (the “Company”).

On May 15, 2018, Lanesha Minnix, the Company’s Senior Vice President, General Counsel and Corporate Secretary, notified the Company of her intention to resign to pursue other opportunities, effective as of June 8, 2018.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 16, 2018, the Board approved amendments to the Company’s Amended and Restated Bylaws (as amended, the “Bylaws”). The amendments were effective upon approval by the Board. The description of the Bylaw amendments below is qualified in its entirety by reference to the Bylaws, which are attached hereto as Exhibit 3.2 and incorporated herein by reference.

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The advance notice bylaws on director nominations and other business in Article II were combined into a single provision and updated to: (1) provide greater specificity and clarity about the information that stockholders must provide to the Company under the advance notice bylaw; (2) align the advance notice deadlines with practice at other companies by adopting a window for stockholders to provide notice where the date of the annual meeting is moved by more than 30 days from the prior year’s meeting; (3) reflect other practice developments in recent years; and (4) include certain defined terms and make certain other minor administrative, clarifying and conforming changes.

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Article II was amended to update various provisions relating to stockholder meetings, including provisions on the authority to adjourn and recess meetings, proxies, appointing a meeting chair, and the scope of the chair’s authority in running stockholder meetings.

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Article III was amended to update various provisions relating to Board meetings, including increasing the number of directors needed to call a special Board meeting from two to a majority of directors in office.

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A new Section 14 was added to Article III to include emergency bylaws that would apply in certain emergency situations, allowing the Board or a committee to meet even though the usual quorum of directors is not available.

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Article VII, which addresses indemnification and advancement, was amended to provide greater specificity about the types of legal proceedings that are covered and to define who is an “officer” for purposes of Article VII.

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The amendments updated various provisions in the Bylaws to align them with current Delaware law, including provisions on notice of meetings and waivers, the use of technology, the process for director resignations, Board and committee action by written consent, and stock certificates.

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The amendments removed provisions that no longer apply, including: (1) provisions conforming the Bylaws to the Certificate of Incorporation adopted in connection with the Company’s 2015 merger with Building Materials Holding Corporation; (2) references to a stockholder that previously had director nomination rights; and (3) a provision designating Delaware as the exclusive forum for litigation involving corporate law matters, because the Certificate of Incorporation includes an exclusive forum clause.

Finally, the Bylaw amendments also include a number of other immaterial modifications intended to update various provisions in light of statutory and regulatory changes and to provide clarification and consistency.

Item 5.07. Submission of Matters to a Vote of Security Holders.
The Company held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”) on May 16, 2018. There were 67,195,695 shares of common stock entitled to vote at the Annual Meeting, and 60,305,148 shares were represented in person or by proxy at the Annual Meeting (approximately 89.8% of shares entitled to vote). Each of the proposals was approved, and each of the director nominees was elected, by the vote of the stockholders at the Annual Meeting as follows:
Proposal 1: To elect the following Class II directors to hold office until the 2021 Annual Meeting of Stockholders and until their respective successors are elected and qualified:

	For	Withheld	Broker Non-Votes
Michael T. Miller	56,172,364	1,326,904	2,805,880
James O’Leary	54,463,358	3,035,910	2,805,880

Proposal 2: To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018:

For	Against	Abstain	Broker Non-Votes
60,295,096	9,552	500	0

Proposal 3: To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
56,702,641	104,153	692,474	2,805,880
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

3.2	Bylaws of BMC Stock Holdings, Inc., effective as of May 16, 2018

EXHIBIT INDEX

Exhibit No.	Description

3.2	Bylaws of BMC Stock Holdings, Inc., effective as of May 16, 2018

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BMC STOCK HOLDINGS, INC.

Date: May 17, 2018	By:	/s/ Lanesha Minnix
Lanesha Minnix
Senior Vice President, General Counsel & Corporate Secretary

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